Exhibit 10.3.4

DEFERRED STOCK AWARD AGREEMENT

UNDER THE SALARY.COM, INC.

2007 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

No. of Restricted Stock Units: _________________ (            )

Grant Date:

Final Acceptance Date:

Pursuant to the Salary.com, Inc. 2007 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Salary.com, Inc. (the “Company”) hereby grants a Deferred Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of Restricted Stock Units listed above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.0001 per share (the “Stock”) of the Company, subject to the restrictions and conditions set forth herein and in the Plan.

1.    Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by signing and delivering to the Company a copy of this Award Agreement.

2.    Restrictions on Transfer of Award.

(a)    The Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee until (i) the Restricted Stock Units have vested as provided in Paragraph 3 of this Agreement and (ii) shares of Stock have been issued to the Grantee.

(b)    If the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason (including death) prior to the satisfaction of the vesting conditions set forth in Paragraph 3 below, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

3.    Vesting of Restricted Stock Units. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule, so long as the Grantee remains an employee of the Company or a Subsidiary on each such Vesting Date or Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock Units specified as vested on such date.

Number of Shares Vested	Vesting Date

_____________ (___%)	_____________
_____________ (___%)	_____________
_____________ (___%)	_____________
_____________ (___%)	_____________
_____________ (___%)	_____________

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.

4.    Dividend Equivalents.

(a)    If on any date the Company shall pay any dividend on shares of Stock of the Company, the number of Restricted Stock Units credited to the Grantee shall, as of such date, be increased by an amount determined by the following formula:

W = (X multiplied by Y) divided by Z, where:

W = the number of additional Restricted Stock Units to be credited to the Grantee on such dividend payment date;

X = the aggregate number of Restricted Stock Units (whether vested or unvested) credited to the Grantee as of the record date of the dividend;

Y = the cash dividend per share amount; and

Z = the Fair Market Value per share of Stock (as determined under the Plan) on the dividend payment date.

(b)    In the case of a dividend paid on Stock in the form of Stock, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, the number of Restricted Stock Units credited to the Grantee shall be increased by a number equal to the product of (i) the aggregate number of Restricted Stock Units that have been awarded to the Grantee through the related dividend record date, and (ii) the number of shares of Stock (including any fraction thereof) payable as dividend on one share of Stock. Any additional Restricted Stock Units shall be subject to the vesting and restrictions of this Agreement in the same manner and for so long as the Restricted Stock Units granted pursuant to this Agreement to which they relate remain subject to such vesting and restrictions, and shall be promptly forfeited to the Company if and when such Restricted Stock Units are so forfeited.

5.    Receipt of Shares of Stock. As soon as practicable following each Vesting Date, the Company shall issue to the Grantee a certificate representing the number of shares of Stock equal to the aggregate number of Restricted Stock Units credited to the Grantee that have vested pursuant to Paragraph 3 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares, including voting and dividend rights, and such shares of Stock shall not be restricted by the provisions hereof.

6.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

7.    Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

8.    Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Subject to prior approval by the Company, the Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued

9.    No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

10.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

SALARY.COM, INC.

By:
G. Kent Plunkett CEO

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:	____________________________________________________
Grantee’s Signature

Grantee’s name and address:

____________________________________________________

____________________________________________________

____________________________________________________

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